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SULLIVAN & CROMWELL

NEW YORK TELEPHONE: (212) 558-4000
TELEX: 62694 (INTERNATIONAL) 127816 (DOMESTIC) CABLE ADDRESS: LADYCOURT, NEW YORK FACSIMILE: (212) 558-3588 (125 Broad Street)
      (212) 558-3792 (250 Park Avenue)
                                      125 Broad Street, New York 10004-2498
                                                __________
                                       250 PARK AVENUE, NEW YORK 10177-0021 1701
                    PENNSYLVANIA AVE, N.W. WASHINGTON, D.C. 20006-5805
                                              444 SOUTH FLOWER STREET, LOS
                                              ANGELES 90071-2901 8, PLACE VEND
                                              ME, 75001 PARIS
                     ST. OLAVE'S HOUSE, 9a IRONMONGER LANE, LONDON EC2V 8EY 101
                                         COLLINS STREET, MELBOURNE 3000
                             2-1, MARUNOUCHI I-CHOME, CHIYODA-KU, TOKYO 100 NINE
                                      QUEEN'S ROAD, CENTRAL, HONG KONG

                                                February 26, 1996
Prudential Equity Fund, Inc.,
   One Seaport Plaza,
      New York, New York 10292.

Dear Sirs:

            You have requested our opinion in connection with the notice which you propose to file pursuant to Rule 24f-2 under the Investment Company Act of

1940 with respect to 164,467,354 shares of your Common Stock, $.01 par value

(the "Shares").

            As your counsel, we are familiar with your organization and corporate status and the validity of your Common Stock.

            We advise you that, in our opinion, the Shares are legally and validly issued, fully paid and nonassessable.

            The foregoing opinion is limited to the Federal laws of the United

States and the General Corporation Laws of the State of Maryland, and we are

expressing no opinion as to the effect of the laws of any other jurisdiction.

With respect to the issuance of Class A shares of Common

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Stock upon conversion of Class B shares of Common Stock, we have relied upon the opinion, dated the date hereof, of Piper & Marbury L.L.P., and our opinion is subject to the same qualifications and limitations with respect to such matters as are contained in such opinion of Piper & Marbury L.L.P.

            We have relied as to certain matters on information obtained from public officials, your officers and other sources believed by us to be responsible.

            We consent to the filing of this opinion with the Securities and

Exchange Commission in connection with the notice referred to above. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                Very truly yours, SULLIVAN &

                                                CROMWELL